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               [LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]









                                               April 21, 1997

IMC Mortgage Company
3450 Buschwood Park Drive
Suite 250
Tampa, FL 33618

Re:      IMC Mortgage Company:  Registration Statement
         on Form S-1 (Registration No. 333-21823)
         ----------------------------------------------


Dear Sirs and Mesdames:

               We have acted as counsel to IMC Mortgage Company, a Florida corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 8,050,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), including up to 1,050,000 shares of common stock to be sold upon exercise of an over-allotment option granted by the Company to Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Oppenheimer & Co. Inc., and PaineWebber Incorporated, as representatives of the several underwriters (the "Representatives"). The Shares are to be sold pursuant to an underwriting agreement to be entered into by and among the Company and the Representatives (the "Underwriting Agreement").


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KRAMER, LEVIN, NAFTALIS & FRANKEL

IMC Mortgage Company
April 21, 1997



               We are not admitted to practice under the laws of the state of Florida. With respect to the opinion expressed herein, as to all matters governed by Florida law, we have relied upon the opinion of Mitchell W. Legler, P.A., a copy of which is attached hereto. Based on the foregoing, it is our opinion that:

        (i) The issuance of the Shares has been lawfully and duly authorized; and


        (ii) When the Shares have been issued, delivered and sold pursuant to the Underwriting Agreement and upon the terms stated in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

               We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America.

               We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

               We are delivering this opinion to the Company, and no person other than the Company is entitled to rely upon it without our prior written consent.

                               Very truly yours,
                               /s/ KRAMER, LEVIN, NAFTALIS & FRANKEL
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                            MITCHELL W. LEGLER, P.A.

                         1 Independent Drive, Suite 3104
                           Jacksonville, Florida 32202

                  Telephone 904-791-9111 Facsimile 904-791-9333

                                                                  April 21, 1997

IMC Mortgage Company
3450 Buschwood Park Drive
Tampa, Florida  33618

                       Re: IMC Mortgage Company: Registration Statement on Form S-1 (Registration No. 333-21823)
                                ----------------------------------------------
Dear Sirs and Mesdames:

                  We have acted as special counsel to IMC Mortgage Company, a Florida corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering 8,050,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), including up to 1,050,000 shares of common stock to be sold upon exercise of an over-allotment option granted by the Company to Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Oppenheimer & Co., Inc. and PaineWebber Incorporated, as representatives of the several underwriters (the "Representatives"). The Shares are to be sold pursuant to an underwriting agreement to be entered into by and among the Company and the Representatives (the "Underwriting Agreement").

                  We are admitted to practice under the laws of the state of Florida. Based on the foregoing, it is our opinion that:

                (i) The issuance of the Shares has been lawfully and duly authorized; and

                (ii) When the Shares have been issued, delivered and sold pursuant to the Underwriting Agreement and upon the terms stated in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion as an attachment to the opinion of Kramer, Levin, Naftalis & Frankel filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the reliance of Kramer, Levin, Naftalis & Frankel on this opinion with respect to any matters addressed herein which are governed by Florida law.

                                  Very truly yours,
                                  /s/ MITCHELL W. LEGLER, P.A.
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